UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2015

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Lumber Liquidators Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33767 (Commission File Number)	27-1310817 (I.R.S. Employer Identification No.)
3000 John Deere Road Toano, Virginia (Address of principal executive offices)	23168 (Zip Code)

Registrant’s telephone number, including area code: (757) 259-4280

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2015, Marco Q. Pescara, the Registrant’s Chief Marketing Officer, was promoted to Chief Merchandising and Marketing Officer effective June 19, 2015. In connection with his promotion, Mr. Pescara’s annual base salary will be increased to $433,628 and it is expected that the compensation committee will grant him an equity award, consisting of 75% options and 25% restricted stock, with a total cumulative value of $300,000. This equity award is expected to have a ratable, four year vesting period. Mr. Pescara will remain eligible to participate in the Registrant’s incentive plans and, pursuant to the Registrant’s annual bonus plan, will continue to have a target payout of 60% of his annual base salary with an opportunity to earn a maximum of 200% of this target payout.

On June 12, 2015, it was determined that the employment of William K. Schlegel, the Registrant’s Chief Merchandising Officer, will be terminated effective June 19, 2015.

A press release announcing these changes is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMBER LIQUIDATORS HOLDINGS, INC. (Registrant)

Date: June 15, 2015	By:	/s/ E. Livingston B. Haskell
E. Livingston B. Haskell Secretary and General Corporate Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 15, 2015.